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                              CONSENT OF COUNSEL



                Warburg, Pincus International Equity Fund, Inc.



           We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 13 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-27031, Investment Company Act File No. 811-5765) of Warburg, Pincus International Equity Fund, Inc. (the "Fund") under the caption "Auditors and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.





                                 /s/ Willkie Farr & Gallagher
                                  Willkie Farr & Gallagher



December 22, 1995
New York, New York